As filed with the Securities and Exchange Commission on June 21, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMB Property Corporation	AMB Property, L.P.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
94-3281941 (I.R.S. Employer Identification Number)	94-3285362 (I.R.S. Employer Identification Number)
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tamra D. Browne, Esq.
Senior Vice President and General Counsel
AMB Property Corporation
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
Laura L. Gabriel, Esq.
Keith Benson, Esq.
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
(415) 391-0600

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate Offering	Registration
Securities to be Registered	to be Registered(1)	Price per Unit(1)(2)	Price(1)(3)	Fee

AMB Property, L.P. Debt Securities(4)	(5)	(5)	(5)	(5)

AMB Property Corporation Guarantees of Debt Securities(4)	(5)	n/a	n/a	(6)

Total	$500,000,000	(2)	$500,000,000(7)	$53,500

(1)	In United States dollars or the equivalent thereof in any other currency, currency units or composite currency(ies) at the dates of issuance.

(2)	The proposed maximum offering price per unit will be determined from time to time by AMB Property, L.P. in connection with the issuance of the debt securities registered hereunder.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)	The debt securities offered by AMB Property, L.P. may be accompanied by guarantees issued by AMB Property Corporation.

(5)	Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(6)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

(7)	Or, if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price equal to $500,000,000.

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2006
PROSPECTUS
$500,000,000
AMB Property, L.P.
Debt Securities
Guarantees by
AMB Property Corporation
             AMP Property, L.P., a Delaware limited partnership, may offer, from time to time, its debt securities in one or more series, which may be either senior or subordinated, at prices and on terms that it will determine at the time of offering, with an aggregate public offering price of up to $500,000,000 (or its equivalent in foreign currencies or composite currencies). AMB Property Corporation, a Maryland corporation, may unconditionally guarantee the payment obligations on the debt securities on the terms described in this prospectus and in the applicable supplement to this prospectus.
      The specific terms of any debt securities offered will be included in a supplement to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.
      We will provide specific terms of the offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.
       INVESTING IN THE DEBT SECURITIES INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 1.

       This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is                     , 2006.

      You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these debt securities and seeking offers to buy these debt securities only in jurisdictions where offers and sales are permitted.
      Neither we nor the agents claim that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on their respective covers.
      We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus sets forth certain terms of the debt securities that we may offer.
      Each time we offer debt securities, we will attach a prospectus supplement to this prospectus. The supplement will contain the specific description of the debt securities we are then offering and the terms of the offering. The supplement will supersede this prospectus to the extent it contains information that is different from the information contained in this prospectus.
      It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in this prospectus.
      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we”, “us” or “our” mean AMB Property Corporation, AMB Property, L.P. and our respective subsidiaries.
RISK FACTORS
      You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision, as well as the following risk factors before investing in any debt securities offered by this prospectus or an accompanying prospectus supplement. For more information, see “Where You Can Find More Information.”

The debt securities will be effectively subordinated to our secured debt and the guarantees will be structurally subordinated and, as a result, other creditors may be entitled to repayment before our assets are available to satisfy our obligations under the debt securities and the guarantees.
      The debt securities will be effectively subordinated to our mortgages and other secured indebtedness, which encumber certain of our assets, and to all of the indebtedness of our subsidiaries. As a result, in the event of our bankruptcy or liquidation, any holders of our mortgages or other secured indebtedness would be entitled to be repaid in full before our assets would be available to satisfy our obligations on the debt securities, and in the event of a bankruptcy or liquidation of any of our subsidiaries, the creditors of that subsidiary would be entitled to be repaid in full before any assets of that subsidiary would be available to satisfy our obligations on the debt securities. In addition, the guarantee of any debt securities by AMB Property Corporation will be effectively subordinated to all of the mortgages and other secured indebtedness of AMB Property Corporation and all of the indebtedness of its subsidiaries, including AMB Property, L.P. Further, AMB Property Corporation’s only significant asset is its ownership interest in AMB Property, L.P. As of March 31, 2006, the total outstanding indebtedness for AMB Property, L.P., its subsidiaries and the other subsidiaries of AMB Property Corporation was approximately $3.7 billion of which approximately $1.9 billion was secured. Approximately $1.4 billion of this secured debt is non-recourse secured debt of consolidated joint ventures. Subject to certain limitations, AMB Property, L.P. and AMB Property Corporation may each incur additional indebtedness. Although AMB Property Corporation’s board of directors has adopted a policy of limiting AMB Property Corporation’s debt-to-total market capitalization ratio to approximately 45% or less, neither AMB Property Corporation’s nor AMB Property, L.P.’s organizational documents limit the amount of indebtedness that each may incur. In addition, the aggregate amount of indebtedness that we and AMB Property Corporation may incur under this policy varies directly with the valuation of AMB Property Corporation’s capital stock and the number of shares of its capital stock outstanding. Accordingly, we and AMB Property Corporation would be able to incur additional indebtedness as a result of increases in the market price per share of AMB Property Corporation’s capital stock.

The guarantees of the debt securities by AMB Property Corporation could be voided.
      AMB Property Corporation’s obligations under its guarantees of the debt securities issued under this prospectus may be subject to review under state or federal fraudulent transfer laws in the event of AMB Property Corporation’s bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of AMB Property Corporation, such as a trustee in bankruptcy, if a court were to find that when AMB Property Corporation entered into the guarantees, it received less than fair consideration or reasonably equivalent value for the guarantees and either:

•	was insolvent;

•	was rendered insolvent;

•	was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital;

•	intended to incur or believed that it would incur debts beyond its ability to pay as the debts matured; or

•	entered into the guarantees with actual intent to hinder, delay or defraud its creditors, then the court could void the guarantees and AMB Property Corporation’s obligations under the guarantees, and direct the return of any amounts paid under the guarantees to AMB Property Corporation or to a fund for the benefit of its creditors. Furthermore, to the extent that AMB Property Corporation’s obligations under the guarantees of the debt securities exceed the actual benefit that it receives from the issuance of the debt securities, AMB Property Corporation may be deemed not to have received fair consideration or reasonably equivalent value from the guarantees. As a result, the guarantees and AMB Property Corporation’s obligations under the guarantees may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

An absence of a market for the debt securities may affect the liquidity of the debt securities.
      Unless we specify otherwise in the related prospectus supplement, each series of debt securities offered will be a new issue with no established trading market. We may elect to list any series of debt securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. If an active market for a series of debt securities does not develop, the market price and liquidity of that series of debt securities may be materially and adversely affected. We cannot assure you that an active market for the debt securities will develop. The liquidity of, and trading market for, the debt securities may also be materially and adversely affected by declines in the market for debt securities generally. Such a decline may materially and adversely affect the liquidity and trading of the debt securities independent of our financial performance and prospects.
FORWARD-LOOKING STATEMENTS
      Some of the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement contains forward-looking statements, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates,” or the negative of these words and phrases, or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indicators of whether, or the time at which, such performance or results will be achieved. There is no assurance that the events or circumstances reflected in forward-looking statements will occur or be achieved. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them.
      The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	changes in general economic conditions or in the real estate sector;

•	defaults on or non-renewal of leases by customers or renewal at lower than expected rent;

•	difficulties in identifying properties to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as we expect;

•	risks and uncertainties affecting property development and renovation (including construction delays, cost overruns, our inability to obtain necessary permits and financing, and public opposition to these activities);

•	risks of doing business internationally, including unfamiliarity with new markets and currency risks;

•	a downturn in the U.S., California, or the global economy or real estate conditions;

•	losses in excess of our insurance coverage;

•	our failure to divest of properties on advantageous terms or to timely reinvest proceeds from any such divestitures;

•	unknown liabilities acquired in connection with acquired properties or otherwise;

•	risks associated with using debt to fund acquisitions and development, including re-financing risks;

•	our failure to obtain necessary financing;

•	changes in local, state and federal regulatory requirements;

•	increases in real property tax rates;

•	increases in interest rates and operating costs or greater than expected capital expenditures;

•	environmental uncertainties; and

•	our failure to maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended.
      Our success also depends upon economic trends generally, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in the most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q for AMB Property, L.P. and AMB Property Corporation and in our other filings with the SEC that are incorporated by reference in this prospectus and the accompanying prospectus supplement. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak as of the date of this prospectus or the accompanying prospectus supplement, as applicable, or as of the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements.
AMB PROPERTY, L.P. AND AMB PROPERTY CORPORATION
      AMB Property, L.P., a Delaware limited partnership, acquires, develops and operates industrial properties in key distribution markets throughout North America, Europe and Asia. We use the terms “industrial properties” or “industrial buildings” to describe various types of industrial properties in our portfolio and use these terms interchangeably with the following: logistics facilities, centers or warehouses;

distribution facilities, centers or warehouses; High Throughput Distribution® (HTD®) facilities; or any combination of these terms.
      We commenced operations shortly before the consummation of AMB Property Corporation’s initial public offering on November 26, 1997. Our strategy focuses on providing properties for customers who value the efficient movement of goods in the world’s busiest distribution markets: large, supply-constrained locations with proximity to airports, seaports and major highway systems.
      As of March 31, 2006, AMB Property Corporation owned an approximate 95.3% general partnership interest in us, excluding preferred units. As our sole general partner, AMB Property Corporation has the full, exclusive and complete responsibility for and discretion in our day-to-day management and control.
      Our investment strategy generally targets customers whose businesses are tied to global trade, which, according to the World Trade Organization, has grown more than three times the world gross domestic product growth rate during the last 20 years. To serve the facilities needs of these customers, we seek to invest in major distribution markets, transportation hubs and gateways, both in the U.S. and internationally. Our investment strategy targets markets that are generally characterized by large population densities and typically offer substantial consumer bases, proximity to large clusters of distribution-facility users and significant labor pools.
      Our strategy is to become a leading provider of industrial properties in supply-constrained submarkets located near key international passenger and cargo airports, highway systems and seaports in major metropolitan areas of North America, Europe and Asia. These submarkets are generally tied to global trade.
      Further, we focus on HTD® facilities, which are buildings designed to facilitate the rapid distribution of our customers’ products rather than storage of goods. Our investment focus on HTD® assets is based on what we believe to be a global trend toward lower inventory levels and expedited supply chains. HTD® facilities generally have a variety of physical characteristics that allow for the rapid transport of goods from point-to-point. These physical characteristics could include numerous dock doors, shallower building depths, fewer columns, large truck courts and more space for trailer parking. We believe that these building characteristics represent an important success factor for time-sensitive customers such as air express, logistics and freight forwarding companies, and that these facilities function best when located in convenient proximity to transportation infrastructure, such as major airports and seaports.
      Our own employees perform our corporate administrative and management functions, rather than our relying on an outside manager for these services. We manage our portfolio of properties in a flexible operating model which includes both direct property management and a Strategic Alliance Program® in which we have established relationships with third-party real estate management firms, brokers and developers that provide property-level administrative and management services under our direction.
      Our principal executive office is located at Pier 1, Bay 1, San Francisco, California 94111; our telephone number is (415) 394-9000. We maintain regional offices in Amsterdam, Boston, Chicago, Los Angeles, New Jersey, Shanghai, Singapore, Tokyo and Vancouver. Our website address is www.amb.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other prospectus or filing filed with the SEC.
USE OF PROCEEDS
      Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of debt securities offered by this prospectus for general corporate purposes, which may include the acquisition or development of additional properties, the repayment of indebtedness, including inter-company indebtedness, the redemption or other repurchase of outstanding securities, capital expenditures and increasing our working capital. Pending the application of the net proceeds, we may invest the proceeds in short-term securities or temporarily reduce borrowings under revolving credit facilities.

RATIOS OF EARNINGS TO FIXED CHARGES
      AMB Property Corporation’s ratios of earnings to fixed charges for the three-month period ended March 31, 2006 and for each of the previous five years ended December 31 were as follows:

	Three Months	Year Ended December 31,
	Ended
	March 31, 2006	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges	1.4	1.7	1.4	1.4	1.5	1.6
      AMB Property, L.P.’s ratios of earnings to fixed charges for the three-month period ended March 31, 2006 and for each of the previous five years ended December 31 were as follows:

	Three Months	Year Ended December 31,
	Ended
	March 31, 2006	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges	1.4	1.7	1.4	1.5	1.6	1.7
      We and AMB Property Corporation have computed the ratios of earnings to fixed charges by dividing fixed charges, excluding capitalized interest, plus income from continuing operations including income from minority interests which have fixed charges and including distributed operating income from unconsolidated joint ventures instead of income from unconsolidated joint ventures, by fixed charges. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, amortization of debt issuance costs and preferred dividends of subsidiaries not eliminated in consolidation.
DESCRIPTION OF DEBT SECURITIES
      You can find the definitions of certain capitalized terms used in this description under the subheading “Definitions.” In this description, the “Operating Partnership” refers only to AMB Property, L.P. and not to any of its subsidiaries and the “Company” refers only to AMB Property Corporation and not to any of its subsidiaries.
General
      The debt securities will be direct, non-convertible, obligations of the Operating Partnership, which may be secured or unsecured, and which may be senior or subordinated indebtedness of the Operating Partnership. The Operating Partnership will issue the debt securities under an Indenture dated as of June 30, 1998, as amended or supplemented from time to time, among the Operating Partnership, the Company and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (together with any other trustee(s) appointed in a supplemental indenture with respect to a particular series of debt securities, the “trustee”). The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this section relating to the indenture and the debt securities are summaries of certain provisions of the debt securities and the indenture. These summaries are not complete. For more detail you should refer to the indenture, which we have filed as an exhibit to the registration statement of which this prospectus is a part.
Term
      We will describe the particular terms of the debt securities offered by a prospectus supplement in the applicable prospectus supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus. A prospectus supplement may change any of the terms of the debt securities described in this prospectus.
      The Operating Partnership may offer under this prospectus up to $500,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) aggregate principal amount of debt securities or if debt securities are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $500,000,000. Unless we state otherwise in any prospectus supplement, the Operating Partnership may issue the debt securities in one or more series, as established from time to time by the Operating Partnership. The Operating Partnership need not issue all debt securities of one series at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.
      The Operating Partnership may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee and, except as we state otherwise in this prospectus, any action to be taken by a trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.
      The following summaries set forth certain general terms and provisions of the indenture and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of the debt securities, including the following specific terms:

•	the title of the debt securities;

•	the limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

•	the date or dates, or the method for determining the date or dates, on which the Operating Partnership will pay the principal of the debt securities;

•	the rate or rates (which may be fixed or variable), or the method by which such rate or rates will be determined, at which the debt securities will bear interest, if any;

•	the date or dates (or the method for determining the date or dates) from which any interest will accrue, the dates upon which any interest will be payable and the record dates for payment of interest (or the method by which the record dates will be determined);

•	the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

•	any obligation the Operating Partnership has to redeem, repay or repurchase the debt securities, in whole or in part, at the option of a holder of the debt securities, and the period or periods within which, the date or dates on which the price or prices at which and the terms and conditions upon which the Operating Partnership will redeem, repay or repurchase the debt securities;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	any provisions granting special rights to holders of the debt securities;

•	any deletions from, modifications of, or additions to the events of default or covenants of the Operating Partnership with respect to the debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture;

•	the person to whom any interest will be payable, if other than the person in whose name the debt security is registered; and

•	any other terms of the debt securities and any deletions from or modifications or additions to the indenture in respect of the debt securities (whether or not consistent with the other provisions of the indenture).

      The Operating Partnership may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In such cases, we will describe any material U.S. federal income tax, accounting and other considerations in the applicable prospectus supplement.
Denominations And Interest
      Unless we specify otherwise in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Unless we specify otherwise in the applicable prospectus supplement, interest on any series of debt securities will be payable to the person in whose name the security is registered at the close of business on the record date for such interest at the office of the Operating Partnership maintained for such purpose within the City and State of New York. However, unless we provide otherwise in the applicable prospectus supplement, the Operating Partnership may make interest payments by check mailed to the address of the person entitled to the interest as it appears in the applicable register for debt securities or by wire transfer of funds to such person at an account maintained within the United States.
Global Notes
      Unless we specify otherwise in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more fully registered book-entry debt securities of such series (each, a “Global Note”) that will be deposited with, or on behalf of The Depository Trust Company, New York, New York, or DTC. Global Notes will be issued in fully registered form.
      The Operating Partnership anticipates that the Global Notes will be deposited with, or on behalf of, DTC and that such Global Note will be registered in the name of Cede & Co., DTC’s nominee. Unless we specify otherwise in the applicable prospectus supplement, the Operating Partnership further anticipates that the following provisions will apply to the depository arrangements with respect to the Global Notes.
      So long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the Global Note for all purposes under the indenture. Except as described below, owners of beneficial interests in the Global Notes will not be entitled to have debt securities represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders of the debt securities under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in the Global Notes.
      The Global Notes will be exchangeable for certificated debt securities only if:

•	DTC notifies the Operating Partnership that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by the Operating Partnership within 90 days after the Operating Partnership receives such notice or becomes aware of such ineligibility;

•	the Operating Partnership in its sole discretion determines that the Global Notes shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default with respect to debt securities of any series under the indenture and beneficial owners representing a majority in aggregate principal amount of the debt securities of such series represented by a Global Note advise DTC to cease acting as depository.
Upon any such exchange, owners of a beneficial interest in such Global Note will be entitled to physical delivery of individual debt securities of such series in certificated form of like tenor, terms and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC’s relevant participants (as identified by DTC) to the trustee. Debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.
      The following is based on information furnished to us by DTC:
      DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued with respect to each $500 million (or such other amount as shall be permitted by DTC from time to time) of principal amount of each series of debt securities, and additional certificates will be issued with respect to any remaining principal amounts.
      DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“participants”) deposit with DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“direct participants”). DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which in turn is owned by a number of DTC’s direct participants and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.
      Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“beneficial owner”) is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in debt securities, except under the circumstances described above.
      To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.
      Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. consents or votes with respect to the debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “omnibus proxy”) to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the omnibus proxy).
      Principal payments, premium payments, if any, and interest payments, if any, on the debt securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records upon receipt of the funds. Payments by direct and indirect participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and are the responsibility of such direct and indirect participants and not of DTC, the trustee or the Operating Partnership, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Operating Partnership or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
      If applicable, redemption notices shall be sent to DTC. If less than all of the debt securities of any series represented by the Global Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
      DTC may discontinue providing its services as securities depository with respect to the debt securities of any series at any time by giving reasonable notice to the Operating Partnership or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, certificates are required to be printed and delivered as described above.
      The Operating Partnership may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered as described above.
      None of the Operating Partnership, the Company, the underwriters, the trustee, or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the debt securities, or for maintaining, supervising or reviewing any records relating to such beneficial interest.
      Notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served and, in the event that debt securities are issued in definitive certificated form, debt securities may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Operating Partnership maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of State Street Bank and Trust Company, an affiliate of the trustee, which on the date of this Prospectus is located at 61 Broadway, 15th Floor, New York, New York.
Guarantees
      Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership’s obligations under the debt securities will be guaranteed by the Company. The obligations of the Company under any guarantee will be limited to the maximum amount permitted under applicable federal or state law. A supplemental indenture establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.
Merger, Consolidation Or Sale Of Assets
      Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

•	either the Operating Partnership is the continuing person or the successor person (if other than the Operating Partnership) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes the Operating Partnership’s obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction and treating any Debt (including Acquired Debt) which becomes an obligation of the Operating Partnership or any of its affiliates as a result of such transaction as having been incurred by the Operating Partnership or such affiliate at the time of such transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	the Operating Partnership delivers to the trustee an officers’ certificate and legal opinion covering these conditions.
In the event that the Operating Partnership is not the continuing person, then, for purposes of the second bullet point above, the successor person will be deemed to be the Operating Partnership.
      Upon any such merger, consolidation, sale, assignment, transfer, lease or conveyance in which the Operating Partnership is not the continuing legal entity, the successor entity formed by the consolidation or into which the Operating Partnership is merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the indenture with the same effect as if the successor entity has been named as the Operating Partnership in the indenture and the Operating Partnership will be released (except in the case of a lease) from its obligations under the indenture and the debt securities.
      The indenture provides that the Company, as guarantor of a series of debt securities, and any other guarantor, will not, in any transaction or series of transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to, or merge with or into any other person unless:

•	either such guarantor is the continuing person or the successor person (if other than such guarantor) is a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America or a State of the United States of America or the District of Columbia and expressly assumes such guarantor’s obligations with respect to the debt securities and the observance of all of the covenants and conditions contained in the indenture and its guarantee;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and shall be continuing; and

•	such guarantor delivers to the trustee an officers’ certificate and legal opinion covering compliance with these conditions.
In the event that such guarantor is not the continuing corporation, then, for purposes of the second bullet point above, the successor corporation will be deemed to be such guarantor.
      Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted above is also subject to the condition precedent that the trustee receive an officers’ certificate and legal opinion to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.
      A supplemental indenture establishing the terms of a particular series of debt securities may provide that such series will not be guaranteed by the Company.

Certain Covenants
      Unless we specify otherwise in the applicable prospectus supplement, the debt securities will be subject to the following covenants:
      Aggregate Debt Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including without limitation Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication):

•	the Total Assets of the Operating Partnership and its subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•	the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by the Operating Partnership or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with United States generally accepted accounting principles.
For purposes of the foregoing, Debt will be deemed to be incurred by the Operating Partnership or a subsidiary whenever the Operating Partnership or its subsidiary shall create, assume, guarantee, or otherwise become liable in respect thereof.
      Debt Service Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt, and calculated on the following assumptions:

•	such Debt and any other Debt (including without limitation Acquired Debt) incurred by the Operating Partnership or any of its subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

•	the repayment or retirement of any other Debt of the Operating Partnership or any of its subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

•	in the case of any acquisition or disposition by the Operating Partnership or any of its subsidiaries of any asset or group of assets with a fair market value in excess of $1 million, since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
      If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by the

Operating Partnership or a subsidiary whenever the Operating Partnership or its subsidiary shall create, assume, guarantee, or otherwise become liable in respect thereof.
      Secured Debt Test. The Operating Partnership will not, and will not permit any of its subsidiaries to, incur any Debt (including without limitation Acquired Debt) secured by any Lien on any property or assets of the Operating Partnership or any of its subsidiaries, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with United States generally accepted accounting principles) of all outstanding Debt of the Operating Partnership and its subsidiaries which is secured by a Lien on any property or assets of the Operating Partnership or any of its subsidiaries is greater than 40% of the sum of (without duplication) the following:

•	the Total Assets of the Operating Partnership and its subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•	the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) by the Operating Partnership or any of its subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional debt, determined on a consolidated basis in accordance with United States generally accepted accounting principles.
For purposes of the foregoing, Debt will be deemed to be incurred by the Operating Partnership or a subsidiary whenever the Operating Partnership or its subsidiary shall create, assume, guarantee, or otherwise become liable in respect thereof.
      Maintenance of Total Unencumbered Assets. The Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Operating Partnership and its subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principles.
      Existence. Except as permitted under “Merger, Consolidation or Sale of Assets,” the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, the Operating Partnership will not be required to preserve any right or franchise if the Board of Directors of the Company determines that the preservation of the right or franchise is no longer desirable in the conduct of its business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
      Maintenance of Properties. The Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the Operating Partnership and the Company may be necessary in order for the Operating Partnership to all times properly and advantageously conduct its business in connection with the properties.
      Insurance. The Operating Partnership will, and will cause each of its subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in customary amounts and covering customary risks in accordance with prevailing market conditions and availability.
      Payment of Taxes and Other Claims. The Operating Partnership will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on it or any subsidiary or on its or any subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon its or any subsidiary’s property. However, the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.
      Provision of Financial Information. The Operating Partnership will:

•	file with the trustee, within 15 days after the Operating Partnership or the Company is required to file them with the SEC, copies of the annual reports and information, documents and other reports which the Operating Partnership or the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Operating Partnership or the Company is not required to file information, documents or reports pursuant to those Sections, then the Operating Partnership will file with the trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange;

•	file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, any additional information, documents and reports with respect to compliance by the Operating Partnership and the Company with the conditions and covenants of the indenture as such rules and regulations may require; and

•	transmit to the holders of the debt securities, within 30 days after filing with the trustee, in the manner and to the extent provided in the Trust Indenture Act of 1939, as amended, such summaries of any information, documents and reports required to be filed by the Operating Partnership and the Company pursuant to the bullet points above as the SEC’s rules and regulations may require.
      Subsidiary Guarantees. The Operating Partnership will not permit any of its subsidiaries to guarantee or secure through the granting of liens, the payment of any Debt of the Operating Partnership or any guarantor and the indenture also provides that the Operating Partnership will not and will not permit any of its subsidiaries to pledge any intercompany notes representing obligations of any of its subsidiaries, to secure the payment of any debt of the Operating Partnership or any guarantor, in each case unless such subsidiary (a “Subsidiary Guarantor”), the Operating Partnership and the trustee execute and deliver a supplemental indenture evidencing such subsidiary’s guarantee providing for the unconditional guarantee by the subsidiary, on a senior basis, of the debt securities. If any Subsidiary Guarantor is released from all of its obligations described above, it will also be released from its unconditional guarantee.
      Deletions, Modifications or Additions. We will specify in the applicable prospectus supplement any deletions of, modifications of, or additions to the covenants described above with respect to any series of debt securities.
Events Of Default, Notice And Waiver
      Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the following events are “events of default” with respect to any series of debt securities issued under the indenture:

•	default in the payment of any interest upon any debt security of that series when such interest becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal of or premium, if any, on any debt security of that series when due and payable;

•	default in the performance or breach of any covenant or warranty of the Operating Partnership in the indenture with respect to any debt security of that series (other than a covenant or warranty the default or breach of which is specifically dealt with in the indenture or that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after receipt of written notice as provided in the indenture;

•	the following:

•	default by the Operating Partnership or any subsidiary of the Operating Partnership in the payment (whether at stated maturity, upon acceleration, upon required prepayment or otherwise), beyond any grace period, of any principal of or interest on any bond, note, debenture or other evidence of indebtedness; or

•	any other breach or default (or other event or condition) under any agreement, indenture or instrument relating to any such bond, security, debenture or other evidence of indebtedness beyond any cure period, if as a result, the holder or holders of any such bond, security, debenture or other evidence of indebtedness has the immediate right to cause any such instrument to become or be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (or an offer of prepayment, redemption, purchase or defeasance be made), prior to its stated maturity (other than by a scheduled mandatory prepayment), which in the aggregate under the bullet points above have a principal amount equal to or greater than $20,000,000 without such instrument having been discharged, or such breach or default having been cured, within a period of 10 days after the notice specified in the indenture has been provided;

•	certain events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership, the Company or any significant subsidiary of the Operating Partnership (as defined in Regulation S-X under the Securities Act); and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
      A supplemental indenture establishing the terms of a particular series of debt securities may delete, modify or add to the events of default described above.
      No event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
      If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare all debt securities of that series to be due and payable immediately.
      At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the declaration of acceleration and its consequences if:

•	the Operating Partnership has paid or deposited with the trustee a sum sufficient to pay:

•	all overdue installments of interest on all outstanding debt securities of that series;

•	the principal of (and premium, if any, on) any outstanding debt securities of that series which have become due otherwise than by such declaration of acceleration, and interest thereon at the rates provided for in such debt securities;

•	to the extent lawful, interest upon overdue installments of interest at the rate or rates provided in such debt securities; and

•	all sums paid or advanced by the trustee under the indenture and reasonable compensation, expenses, disbursements and the advances of the trustee, its agents and counsel; and

•	all events of default with respect to debt securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived.
      The indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default under the indenture with respect to such debt securities and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on or payable in respect of any debt security of such series; or

•	in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.
      If the trustee knows of a default with respect to the debt securities of any series, the indenture requires the trustee, within 90 days after the default, to give notice to the holders of such debt securities, unless such default shall have been cured or waived. However the trustee may withhold notice to the holders of any debt securities of such series of any default (except a default in the payment of the principal of (or premium, if any) or interest, if any, on any debt security of such series) if the trustee determines such withholding is in the interest of such holders.
      The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holders of outstanding debt securities, unless the holders offer the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
      No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
      Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
      The indenture requires the Operating Partnership, within 120 days after the end of each fiscal year, to furnish to the trustee a statement as to compliance with the indenture. Further, upon any request by the Operating Partnership to take any action under the indenture, the Operating Partnership will furnish to the trustee:

•	an officers’ certificate stating that all conditions precedent, if any, provided for in the indenture relating to the proposed action have been complied with; and

•	an opinion of counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Modification And Waiver
      We may modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments except that we may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of, or premium, if any, or the interest payment date with respect to such debt security;

•	reduce the principal amount of debt securities or the rate or amount of interest on such debt securities, or any premium payable on such debt security;

•	adversely affect the right of any holder of debt securities to repayment of such debt security at the holder’s option;

•	change any place, or the currency, for payment of principal on any debt security or any premium or interest thereon;

•	impair the right to institute suit for enforcement of any payment on or with respect to such debt security;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver or reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.
      The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive the Operating Partnership’s compliance with certain covenants of the indenture.
      Modifications and amendments of the indenture may be made by the Operating Partnership and the trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another person to the Operating Partnership or any guarantor under the indenture;

•	to add to the covenants of the Operating Partnership or any guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of the debt securities in certificated form, provided that such action shall not adversely affect the interests of the holders of any debt securities in any material respect;

•	to secure the debt securities or guarantees;

•	to evidence and provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture or to add or change any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series or any related guarantees in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate discharge, legal defeasance, or covenant defeasance of any series of debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities and any related guarantees in any material respect.

      The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of the debt securities of a series, debt securities of each series owned by the Operating Partnership or any other obligor upon such debt securities or any affiliate of the Operating Partnership or of such other obligor will be disregarded.
      The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee and also, upon request, by the Operating Partnership or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of such series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of any series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of such series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.
      Notwithstanding the provisions described above, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities of such series affected thereby:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.
Defeasance Of Debt Securities And Certain Covenants In Certain Circumstances
      Legal Defeasance and Covenant Defeasance. Unless we specify otherwise in the applicable prospectus supplement, the indenture provides that the Operating Partnership may elect:

•	to be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) (“legal defeasance”); or

•	to be released from compliance with the covenants in the indenture (“covenant defeasance”).

      The Operating Partnership will be so discharged upon the deposit with the trustee, in trust, of money and/or Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal (and premium, if any) and interest on the debt securities of that series on the scheduled due dates or the applicable redemption date in accordance with the terms of the indenture and those debt securities.
      This trust may only be established if, among other things:

•	the Operating Partnership has delivered to the trustee a legal opinion to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal, income tax law occurring after the date of the indenture;

•	if the cash and Government Obligations deposited are sufficient to pay the principal of, and premium, if any, and interest on such debt securities of such series, provided such debt securities are redeemed on a particular redemption date, the Operating Partnership shall have given the trustee irrevocable instructions to redeem the debt securities of such series on such date and shall have provided notice of such redemption to the holders of such series of debt securities;

•	such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Operating Partnership is a party or by which it is bound; and

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.
      Covenant Defeasance and Events of Default. In the event the Operating Partnership exercises its option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, the Operating Partnership will remain liable for those payments.
Definitions
      As used in this “Description of the Debt Securities”,
      “Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into, or becomes a subsidiary of, the Operating Partnership; or

•	assumed by the Operating Partnership or any of its subsidiaries in connection with the acquisition of assets from such person.
Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, the Operating Partnership or the date of the related acquisition.

      “Annual Debt Service Charge” means, for any period, the interest expense of the Operating Partnership and its subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, including, without duplication:

•	all amortization of debt discount and premiums;

•	all accrued interest;

•	all capitalized interest; and

•	the interest component of capitalized lease obligations.
      “Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount, premium and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	the effect of any non-cash items; and

•	amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Consolidated Net Income” for any period means the amount of net income (or loss) of the Operating Partnership and its subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•	the portion of net income (but not losses) of the Operating Partnership and its subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Operating Partnership or one of its subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of:

•	the amount of indebtedness so secured; and

•	the fair market value (determined in good faith by the board of directors of such person or, in the case of the Operating Partnership or a subsidiary, by the Company’s Board of Directors) of the property subject to such Lien;

•	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof).

      “Government Obligations” means securities which are:

•	direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.
      “Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.
      “Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Total Unencumbered Assets” means the sum of, without duplication:

•	those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its subsidiaries not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Unsecured Debt” means Debt of the Operating Partnership or any of its subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its subsidiaries.
U.S. FEDERAL INCOME TAX CONSIDERATIONS
      The following is a general summary of certain material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the debt securities offered by this prospectus. This summary is for general information only and is not intended to be, nor should it be construed as, tax advice.
      The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service (“IRS”); and

•	court decisions;
in each case, as of the date of this prospectus and all of which are subject to change and to different interpretations. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Changes to any of the foregoing authorities could apply on a retroactive basis and may adversely affect the tax considerations described in this prospectus. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment with respect to matters discussed in this summary, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax considerations.
      Prospective investors are urged to consult their tax advisors regarding the tax consequences of:

•	the acquisition, ownership and sale or other disposition of the debt securities offered under this prospectus, including the federal, state, local, foreign and other tax consequences; and

•	potential changes in the tax laws.
      Scope of Discussion. This general discussion of certain U.S. federal income tax considerations may be relevant to prospective investors who acquire the debt securities upon their initial issuance at the issue price (which will be set forth on the cover of the related prospectus supplement) for cash and hold the debt securities as a “capital asset,” generally, property held for investment, as defined in Section 1221 of the Code. This summary does not consider all of the rules which may be relevant in determining the United States federal income tax treatment of an investment in the debt securities based on the prospective investor’s particular circumstances. For example, this general discussion does not address tax considerations which may be applicable to a prospective investor who is:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a real estate investment trust;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the debt securities as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the debt securities through a partnership or other pass-through entity;

•	a person whose “functional currency” is not the U.S. dollar; or

•	a United States expatriate.
      This discussion assumes the debt securities will be issued without original issue discount, sometimes referred to as “OID.” If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement.

United States Holders
      As the term is used in this summary, a “United States holder” is a beneficial holder of debt securities and who is:

•	a citizen or resident of the United States;

•	a corporation or partnership, including a limited liability company or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.
      Taxation of Stated Interest. United States holders generally must include interest on the debt securities in their federal taxable income as ordinary income:

•	when it accrues, for United States holders that use the accrual method of accounting for United States federal income tax purposes; or

•	when it is actually or constructively received, for United States holders that use the cash method of accounting for United States federal income tax purposes.
      If we call a series of debt securities for redemption, we may be obligated to pay additional amounts in excess of stated principal and interest. We intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a United States holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such United States holder’s method of accounting for United States federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, United States holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. United States holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.
      Sale, Exchange or Other Taxable Disposition of the Debt Securities. Unless a nonrecognition provision applies, United States holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (i) the amount the United States holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (ii) the United States holder’s adjusted tax basis in the debt security. A United States holder’s initial tax basis in a debt security generally will equal the price the holder paid for the debt security.
      Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of the United States holder has held it for more than one year. Otherwise, it will be a short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Payments attributable to accrued interest which has not yet been included in income will be taxed as ordinary interest income.
      Information Reporting and Backup Withholding. Under Section 3406 of the Code and the Treasury Regulations, backup withholding at the applicable statutory rate may apply when United States holders receive interest payments on a debt security or proceeds from the sale or other disposition of a debt security. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to any

United States holder that provides a social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect;

•	the United States holder fails to report interest and dividend payments received on the holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required; or

•	the United States holder fails to certify under penalty of perjury that backup withholding does not apply to the holder.
      A United States holder of debt securities who does not provide us or our paying agent with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply to any United States holder, that holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the holder’s United States federal income tax liability as long as the United States holder provides the required information to the IRS. United States holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.
      We will be required annually to furnish the IRS and holders of debt securities information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some United States holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.
Non-United States Holders
      This section applies to non-United States holders of the debt securities. The term “non-United States holder” means a beneficial owner of a debt security that is not a United States holder.
      Special rules may apply to certain non-United States holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are urged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.
      Payments of Interest. Interest paid to non-United States holders will not be subject to United States federal income or withholding tax if the interest is not effectively connected with the non-United States holders’ conduct of a trade or business within the United States, and the non-United States holder:

•	does not actually or constructively own a 10% or greater interest in our capital or profits;

•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of trade or business; and

•	provides the appropriate certification as to the holder’s foreign status.
This certification requirement generally can be met by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on behalf of the non-United States holder, such holder may be required to provide appropriate documentation to his or her agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.
      If the non-United States holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-United States holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the non-United States holder is a foreign corporation and the payment of interest is effectively connected with the conduct of a United States trade or business, the non-United States holder may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, the non-United States holder must provide a properly executed IRS Form W-8BEN before the payment of interest and the non-United States holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.
      Sale, Exchange or Other Taxable Disposition of Debt Securities. A non-United States holder generally will not be subject to United States federal income tax on any amount that constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, except as provided below:

•	the net gain derived from the retirement or disposition of debt securities generally would be subject to United States federal income tax at the rate applicable to United States persons generally (or lower applicable treaty rate) if the investment in the debt securities is effectively connected with the non-United States holder’s conduct of a United States trade or business. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a United States trade or business; or

•	the gain derived from the retirement or disposition of debt securities generally would be subject to a flat 30% United States federal income tax, which may be offset by United States source capital losses, if the non-United States holder (i) is a nonresident alien individual holding the debt security as a capital asset, (ii) is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and (iii) certain other requirements are met; or

•	the gain derived from the retirement or disposition of debt securities generally may be subject to U.S. federal income tax if the non-United States holder is subject to provisions of United States tax laws applicable to certain United States expatriates, and we encourage such holders to consult their tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to them.
      Backup Withholding and Information Reporting. No backup withholding or information reporting will generally be required with respect to interest paid to non-United States holders of debt securities if the beneficial owner of the debt security provides the certification described above in “Non-United States Holders — Payments of Interest” or is an exempt recipient and, in each case, we do not have actual knowledge that the beneficial owner is a United States person.
      Information reporting requirements and backup withholding tax generally will not apply to any payments of the proceeds of the sale of a debt security effected outside the United States by a foreign office or a foreign broker (as defined in applicable Treasury Regulations). However, unless such broker has documentary evidence in its records that the beneficial owner is a non-United States holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting but not backup withholding will apply to any payment of the proceeds of the sale of a debt security effected outside the United States by such a broker if it:

•	is a United States person, as defined in the Code;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for United States federal income tax purposes; or

•	is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by United States persons or is engaged in the conduct of a United States trade or business.

      Payment of the proceeds of any sale by a non-United States holder of a debt security effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the holder or beneficial owner of the debt security provides the certification described above in “Non-United States Holders — Payments of Interest” or otherwise establishes an exemption from back-up withholding.
      Non-United States holders of debt securities should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to a non-United States holder under the backup withholding rules will be allowed as a refund or a credit against the non-United States holder’s federal income tax liability, provided that the required information is furnished to the IRS.
PLAN OF DISTRIBUTION
      We may sell the debt securities offered pursuant to any applicable prospectus supplement, directly to one or more purchasers or though dealers, agents or underwriters. We may sell the debt securities offered pursuant to any applicable prospectus supplement in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. We will name any underwriter, dealer or agent involved in the offer and sale of the debt securities in the applicable prospectus supplement. We reserve the right to sell the debt securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.
      We may distribute the debt securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
      We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the debt securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agent. Underwriters may sell the debt securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
      We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.
      Unless we specify otherwise in the related prospectus supplement, each series of debt securities offered will be a new issue with no established trading market. We may elect to list any series of debt securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in a series of offered debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the debt securities.

      If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the debt securities from us at the public offering price set forth in the prospectus supplements pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the debt securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
      To facilitate an offering of a series of the debt securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the debt securities. This may include over-allotments or short sales of the debt securities, which involves the sale by persons participating in the offering of more debt securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if debt securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the debt securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
      Certain of the underwriters, dealers or agents and their respective associates may be customers of, and/or engage in transactions with and perform services for, us in the ordinary course of business.
VALIDITY OF THE SECURITIES
      The validity of the debt securities will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.
EXPERTS
      The financial statements and financial statement schedules incorporated by reference to AMB Property Corporation’s and AMB Property, L.P.’s Current Reports on Form 8-K dated June 21, 2006 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financing Reporting) incorporated in this prospectus by reference to AMB Property Corporation’s and AMB Property, L.P.’s Annual Reports on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firms as experts in auditing and accounting.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of the initial registration statement and prior to effectiveness of the registration statement and the following documents:

•	Annual Report of AMB Property, L.P. on Form 10-K for the year ended December 31, 2005 filed on March 13, 2006;

•	Annual Report of AMB Property Corporation on Form 10-K for the fiscal year ended December 31, 2005 filed on March 10, 2006, as amended on Form 10-K/ A filed on March 16, 2006;

•	Quarterly Report of AMB Property, L.P. on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006;

•	Quarterly Report of AMB Property Corporation on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006;

•	Current Reports of AMB Property, L.P. on Form 8-K filed on January 5, 2006, February 22, 2006, March 24, 2006, June 7, 2006, June 19, 2006 and June 21, 2006;

•	Current Reports of AMB Property Corporation on Form 8-K filed on January 5, 2006, February 22, 2006, March 24, 2006, June 7, 2006, June 19, 2006 and June 21, 2006;

•	Item 8.01 of the Current Reports of AMB Property Corporation on Form 8-K filed on January 24, 2006 and April 12, 2006 (as amended on form 8-K/ A filed on May 10, 2006);

•	AMB Property Corporation’s definitive proxy statement with respect to the 2006 Annual Meeting of Stockholders filed on March 30, 2006; and

•	all documents filed by either AMB Property, L.P. or AMB Property Corporation with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and prior to the termination of the offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the SEC).
      This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s Public Reference Room or website at www.amb.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.
      We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:
AMB Property, L.P.
AMB Property Corporation
Attn: Investor Relations
Pier 1, Bay 1
San Francisco, CA 94111
(415) 394-9000
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Distribution
      The following table itemizes the expenses incurred by the registrants in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$53,500
Printing and engraving expenses	50,000
Legal fees and expenses	300,000
Accounting fees and expenses	75,000
Blue Sky fees and expenses	5,000
Trustee/issuing and paying agent fees and expenses	15,000
Fees of rating agencies	200,000
Miscellaneous fees and expenses	11,500

Total	$710,000

Item 15.	Indemnification of Directors and Officers
      Section 2-418 of the Maryland General Corporation Law permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.
      In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless prohibited by its Charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, or any claim, issue or matter in the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding, or in the defense of any such claim, issue or matter in the proceeding.
      AMB Property Corporation’s Charter and Bylaws provide in effect for the indemnification by the company of its directors and officers to the fullest extent permitted by applicable law. AMB Property Corporation has purchased directors’ and officers’ liability insurance for the benefit of its directors and officers.

      AMB Property Corporation has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that AMB Property Corporation indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.
      The Partnership Agreement of AMB Property, L.P. requires AMB Property, L.P. to indemnify AMB Property Corporation, the directors and officers of AMB Property Corporation, and such other persons as AMB Property Corporation may from time to time designated against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything it may do or refrain from doing for or on behalf of AMB Property, L.P. or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
Commission Position on Indemnification
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and their respective controlling persons, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

Exhibit
Number	Description

4.1	Indenture dated as of June 30, 1998, by and among AMB Property, L.P., AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 of AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-49163)).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

5.2	Opinion of Latham & Watkins LLP.

12.1	Calculation of Ratio of Earnings to Fixed Charges for AMB Property Corporation.

12.2	Calculation of Ratio of Earnings to Fixed Charges for AMB Property, L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).

23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.2).

24.1	Power of Attorney (included on signature page to the Registration Statement).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 25.1 of the Registrants’ Registration Statement on Form S-11 (No. 333-49163)).

Item 17.	Undertakings
      (a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. To reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 21st day of June 2006.

AMB Property Corporation

By:	/s/ Hamid R. Moghadam

Name: Hamid R. Moghadam

Title:	Chairman of the Board and

Chief Executive Officer

AMB Property, L.P.

By:	AMB Property Corporation
Its:	General Partner

By:	/s/ Hamid R. Moghadam

Name: Hamid R. Moghadam

Title:	Chairman of the Board and

Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hamid R. Moghadam, W. Blake Baird and Michael A. Coke, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Hamid R. Moghadam Hamid R. Moghadam	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 21, 2006

/s/ W. Blake Baird W. Blake Baird	President and Director	June 21, 2006

/s/ Afsaneh M. Beschloss Afsaneh M. Beschloss	Director	June 21, 2006

/s/ T. Robert Burke T. Robert Burke	Director	June 21, 2006

/s/ David A. Cole David A. Cole	Director	June 21, 2006

/s/ Lydia H. Kennard Lydia H. Kennard	Director	June 21, 2006

J. Michael Losh	Director

/s/ Frederick W. Reid Frederick W. Reid	Director	June 21, 2006

/s/ Jeffrey L. Skelton Jeffrey L. Skelton	Director	June 21, 2006

Thomas W. Tusher	Director

/s/ Michael A. Coke Michael A. Coke	Chief Financial Officer and Executive Vice President (Principal Accounting and Financial Officer)	June 21, 2006

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Indenture dated as of June 30, 1998, by and among AMB Property, L.P., AMB Property Corporation and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 of AMB Property Corporation’s Registration Statement on Form S-11 (No. 333-49163)).

5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

5.2	Opinion of Latham & Watkins LLP.

12.1	Calculation of Ratio of Earnings to Fixed Charges for AMB Property Corporation.

12.2	Calculation of Ratio of Earnings to Fixed Charges for AMB Property, L.P.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).

23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.2).

24.1	Power of Attorney (included on signature page to the Registration Statement).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 25.1 of the Registrants’ Registration Statement on Form S-11 (No. 333-49163)).